Exhibit 10.4

PURCHASE AND SALE AGREEMENT

for

MEMBERSHIP INTERESTS

in

AL US DEVELOPMENT VENTURE, LLC

between

SUNRISE SENIOR LIVING INVESTMENTS, INC.

a Virginia corporation,

as Purchaser,

SUNRISE SENIOR LIVING MANAGEMENT, INC.

a Virginia corporation,

as Manager,

and

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P.,

a Delaware limited partnership;

MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P.,

a Delaware limited partnership;

MSREF VII GLOBAL-T HOLDING II, L.P.,

a Delaware limited partnership;

and

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P.,

a Delaware limited partnership

collectively, as Seller

i

List of Exhibits

Exhibit A –	Facilities and Facility Owners

Exhibit B –	Assignment and Assumption Agreement of MS Interest

Exhibit C –	Mutual Release

Exhibit D –	Election to Treat Modification of Debt as Occurring After Transfer of Property Securing the Debt Pursuant to Treas. Reg. § 1.1274-5(b)(2)(i)

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made as of the 19th day of April, 2011 (the “Effective Date”), by and among MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P., a Delaware limited partnership, MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P., a Delaware limited partnership, MSREF VII GLOBAL-T HOLDING II, L.P., a Delaware limited partnership, and MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P., a Delaware limited partnership (collectively, “Seller”), each having an office at c/o Morgan Stanley, 1585 Broadway, 37th Floor, New York, New York 10036, and SUNRISE SENIOR LIVING INVESTMENTS, INC. (“Purchaser”), a Virginia corporation, having an office at 7900 Westpark Drive, Suite T-900, McLean, Virginia 22101, and for the limited purposes stated herein, SUNRISE SENIOR LIVING MANAGEMENT, INC. (“Manager”), a Virginia corporation, having an office at 7900 Westpark Drive, Suite T-900, McLean, Virginia 22101.

W I T N E S S E T H :

WHEREAS, Seller and Purchaser are parties to that certain Amended and Restated Limited Liability Company Agreement of AL US DEVELOPMENT VENTURE, LLC (the “Company”) dated as of June 14, 2007, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated as of August 15, 2008, and that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated as of October 28, 2008 (collectively, the “Operating Agreement”);

WHEREAS, the Company, indirectly through various subsidiaries, (each, a “Facility Owner” and, collectively, the “Facility Owners”) owns the fifteen (15) retirement or senior living facilities described on Exhibit A attached hereto (each, a “Facility” and, collectively, the “Facilities”);

WHEREAS, pursuant to the Operating Agreement, Seller currently holds an eighty percent (80%) membership interest in the Company, and the ownership interests in the Company of Seller are evidenced by Certificates No. 7, 8, 9 and 10 (the “Certificates”), and such Certificates are pledged to and are in the possession of the Lender to secure the Loan (the “Pledge”); and

WHEREAS, Purchaser desires to acquire Seller’s interest in the Company, and Seller has agreed to sell to Purchaser all of Seller’s interest in the Company for the consideration and upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby agree and covenant as follows:

1. Purchase and Sale.

Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, Seller’s entire eighty percent (80%) membership interest in the Company, together with all economic, voting and other rights and interests appurtenant to such membership interest (collectively, the “MS Interest”).

1.1 Closing. The closing (the “Closing”) of the Transaction (as defined below) contemplated by this Agreement shall take place on the date that is thirty (30) days following the Effective Date (the “Closing Date”) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:00 A.M. Eastern standard time or as may be otherwise agreed upon in writing by Seller and Purchaser. Provided Purchaser has satisfied all other conditions to Closing, Purchaser may, by written notice to the Seller on or before the original Closing Date, extend the original Closing Date by up to fifteen (15) days solely for the purpose of obtaining (i) necessary Licenses as set forth in Section 7.3 or (ii) the consent of Lender and associated releases as provided in Section 10.2.5.

2. Purchase Price and Manner of Payment.

2.1 Purchaser shall acquire the MS Interest (the “Transaction”) for a purchase price (“Purchase Price”) that is an amount equal to Forty-Two Million Dollars ($42,000,000.00), subject to adjustments and prorations as provided herein including, without limitation, Sections 7.1 and 12.2.

2.2 The Purchase Price, subject to prorations and adjustments, shall be payable at the Closing by wire transfer of immediately available federal funds (to an account designated by the Seller at or prior to Closing) as directed by Seller.

2.3 Not less than one (1) Business Day prior to the Closing Date, Seller shall give Purchaser written instructions (“Wiring Instruction Letter”) directing delivery of the Purchase Price.

3. Deliveries on Behalf of Seller.

3.1 At the Closing, each Seller will (and cause MSREI to, where appropriate) duly execute, acknowledge (where appropriate) and/or deliver the following:

3.1.1 Assignment and Assumption Agreement of MS Interest in the form attached hereto as Exhibit B, whereby each Seller shall transfer and assign the portion of the MS Interest owned by such Seller to Purchaser;

3.1.2 Subject to the provisions of Section 4.2, the Certificates duly endorsed by Seller to Purchaser;

3.1.3 The written resignation of Andrew Bauman, John Klopp and Mark Hudspeth from the Executive Committee of the Company.

3.1.4 A certificate of each Seller dated as of the Closing Date certifying that all representations made by such Seller in this Agreement are in all material respects true, correct and complete as of the Closing Date as if made on and as of the Closing Date;

3.1.5 An affidavit duly executed by each Seller stating that each such Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

3.1.6 Executed closing statement, approved by Purchaser, for the Transaction consistent with this Agreement;

3.1.7 An unconditional release duly executed by Seller in the form attached hereto as Exhibit C (the “Mutual Release”); provided, however, such release shall not be deemed delivered and effective until the occurrence of the Closing, and the Seller and Purchaser shall not be deemed to have waived any such claims by virtue of their execution of this Agreement;

3.1.8 If reasonably requested by Purchaser, transfer tax forms, or signature pages to transfer tax forms, executed by Seller; and

3.1.9 The following documents with respect to each Seller:

(a) A good standing certificate for each Seller from the State of Delaware dated no earlier than 30 days prior to Closing;

(b) An incumbency certificate for one or more officer(s) of Seller evidencing that the persons signing the Seller’s Documents on behalf of each Seller are authorized to do so; and

(c) A certificate of each Seller’s general partner stating that the general partner of such Seller, and any required limited partners of such Seller, have approved the Transaction.

4. Deliveries on Behalf of Purchaser.

4.1 At the Closing, Purchaser or Purchaser Assignee will duly execute, acknowledge (when appropriate) and/or deliver the following:

4.1.1 Payment of the Purchase Price to Seller, all in accordance with the Wiring Instruction Letter;

4.1.2 Assignment and Assumption Agreement of MS Interest, in the form attached hereto as Exhibit B, duly executed by Purchaser or Purchaser Assignee;

4.1.3 The Mutual Release, duly executed by Purchaser, Company, Sunrise Senior Living, Inc., each subsidiary of the Company, Manager and, if applicable, Purchaser Assignee;

4.1.4 A certificate of Purchaser dated as of the Closing Date certifying that all representations made by Purchaser in this Agreement are in all material respects true, correct and complete as of the Closing Date as if made on and as of the Closing Date;

4.1.5 Executed closing statement, approved by Seller, for the Transaction;

4.1.6 If reasonably requested by Seller, transfer tax forms, or signature pages to transfer tax forms, executed by Purchaser or Purchaser Assignee; and

4.1.7 The following documents with respect to Purchaser or Purchaser Assignee:

(a) A good standing certificate for Purchaser or Purchaser Assignee from their respective state of organization dated no earlier than 30 days prior to Closing;

(b) An incumbency certificate for one or more officer(s) of Purchaser or Purchaser Assignee evidencing that the persons signing the Purchaser’s Documents on behalf of each Purchaser or Purchaser Assignee are authorized to do so;

(c) A certificate in the form attached hereto as Exhibit D pursuant to which Purchaser (or Purchaser Assignee, if applicable) elects pursuant to Treasury regulation section 1.1274-5 to treat any modification of the Loan as occurring after the transfer of the MS Interest and the Purchaser’s (or Purchaser Assignee’s, if applicable) assumption of or taking subject to the Loan; and

(d) A certificate of the secretary of Purchaser or applicable officer or member of Purchaser Assignee stating that (i) the board of directors of Purchaser or members of Purchaser Assignee, as applicable, have approved the Transaction and (ii) the actions to be taken by such person in connection with the Transaction have been duly authorized by all necessary action of its partners, members, shareholders, directors or other governing bodies or persons.

4.2 In addition, at or prior to Closing, (a) Purchaser shall deliver to Seller evidence of the Lender’s consent and the BofA consent to the Transaction as provided in Section 10.2.5, and (b) after having been conditionally delivered by Lender to Purchaser, Purchaser shall deliver or cause to be delivered to Seller the Certificates for Seller’s endorsement to Purchaser as provided in Section 3.1.2.

5. Representations and Warranties of Purchaser.

In order to induce Seller to enter into the transactions provided for in this Agreement, Purchaser hereby warrants and represents to Seller that (as of the Effective Date and on the Closing Date, unless otherwise noted) the following warranties and representations shall be true and correct in all material respects, which warranties and representations shall survive the Closing hereunder:

5.1 Purchaser and Manager are each a corporation duly organized and validly existing under the laws of its jurisdiction of formation. Purchaser and Manager each have the corporate power and authority to (a) in the case of Purchaser, acquire the MS Interest, and (b) to enter into the Transaction contemplated by this Agreement and to execute, deliver and perform this Agreement, and the assumption and other documents contemplated hereby to be executed and performed by it (collectively, the “Purchaser’s Documents”). The execution, delivery and performance by Purchaser and Manager of this Agreement and the other Purchaser’s Documents has been duly authorized by all necessary organizational action of Purchaser and Manager and this Agreement is, and at the Closing, the other Purchaser’s Documents will, when executed and delivered by Purchaser and Manager, constitute the legal, valid, binding obligations of Purchaser and Manager enforceable against it in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

5.2 There are no suits, actions or proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, Manager or the Transaction contemplated hereunder before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of Purchaser or Manager to perform its obligations under the Purchaser’s Documents.

5.3 Except as provided for in Sections 10.2.5 and 10.2.6, no consent, approval or other action of, or filing (other than filings in the normal course of Purchaser’s business) or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance or performance by Purchaser or Manager of this Agreement or the Transaction provided for herein.

5.4 Provided Lender’s and BofA’s consent to the Transaction is obtained as of Closing, the execution and delivery of this Agreement and the other Purchaser’s Documents executed and delivered by Purchaser or Manager, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser or Manager pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Purchaser or Manager is bound or under which Purchaser or Manager’s properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to Purchaser or Manager.

5.5 Purchaser represents that Purchaser and Manager are not a Prohibited Person.

5.6 There has not been filed by or against any Purchaser a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

5.7 Purchaser is acquiring the MS Interest for investment, solely for its own account, with the intention of holding the MS Interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such Interest within the meaning of the Securities Act of 1933, as amended, or such other securities laws.

5.8 Purchaser acknowledges that it is aware that the MS Interest has not been registered under the Securities Act of 1933, as amended or under any other state or federal securities law in reliance upon exemptions contained therein. Purchaser understands and acknowledges that its representations and warranties contained herein are being relied upon by Seller as the basis for exemption of the sale of the MS Interest from registration requirements of the Securities Act of 1933, as amended and such other securities laws. Purchaser acknowledges that the Partnership will not and has no obligation to register the MS Interest under the Securities Act of 1933, as amended, or such other securities laws.

5.9 Purchaser acknowledges that it is familiar with the business and affairs of the Company, and it does not desire any further information or data relating to the Company, the Facilities or other members of the Company. Purchaser understands that the acquisition of the MS Interest is a speculative investment involving a high degree of risk and hereby represents that it has a net worth sufficient to bear the economic risk of its investment in the Company and to justify its investing in a highly speculative venture of this type.

5.10 Purchaser hereby acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any person acting on behalf of Seller, nor any successor or assign of any of the foregoing parties, has made or shall be deemed to have made any oral or written representations or warranties, whether expressed or implied, by operation of law or otherwise (including without limitation warranties of habitability, merchantability or fitness for a particular purpose), with respect to the Facilities, or the zoning and other laws, regulations and rules applicable thereto or the compliance by the Facilities therewith, the revenues and expenses generated by or associated with the Facilities, or otherwise relating to the Facilities or the Transaction contemplated herein. Purchaser is acquiring the MS Interest based solely on its own independent investigation and inspection of the Facilities and its own independent review of the Operating Agreement and not in reliance on any information provided by Seller, except for the representations of Seller expressly set forth herein.

5.11 Purchaser acknowledges and agrees that it is purchasing the MS Interest, based upon the condition (physical or otherwise) of the Facilities “as is” and “with all faults” as of the Effective Date, reasonable wear and tear and, subject to the provisions of Section 9 hereof, loss by condemnation or fire or other casualty excepted. Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing contingency or, except as provided in Section 10.2, other contingencies or satisfaction of conditions, and Purchaser shall have no right to terminate this Agreement except as expressly provided in Section 11.1.

6. Representations and Warranties of Seller.

In order to induce Purchaser to enter into the transactions provided for in this Agreement, Seller hereby warrants and represents to Purchaser that, as of the Effective Date and as of the Closing Date, the following warranties and representations shall be true and correct in all material respects, which warranties and representations shall survive the Closing hereunder:

6.1 Each Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware; and each Seller has the limited partnership power and authority to enter into the Transaction contemplated by this Agreement and to execute, deliver and perform this Agreement and the assignment and other documents contemplated hereby to be executed and performed by such Seller (collectively, “Seller’s Documents”). The execution, delivery and performance by each Seller of this Agreement and the other Seller’s Documents have been duly authorized by all necessary organizational action of such Seller and this Agreement is and, at the Closing, the other Seller’s Documents will, when executed and delivered by such Seller, constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

6.2 There are no suits, actions or proceedings pending or, to the knowledge of any Seller, threatened against or affecting such Seller, the MS Interest or the Transaction contemplated hereunder before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of such Seller to perform its obligations under the Seller’s Documents.

6.3 Except as provided for in this Agreement, no consent, approval or other action of, or filing (other than filings in the normal course of Seller’s business) or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance or performance by Seller of this Agreement or the Transaction provided for herein that has not been obtained.

6.4 There has not been filed by or against any Seller a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

6.5 Provided Lender’s consent to the Transaction is obtained as of Closing, the execution and delivery of this Agreement and the other Seller’s Documents executed and delivered by Seller (together with the consent (the “MSREI Consent”) of Morgan Stanley Real Estate Investors VII Global (U.S.), L.P. (“MSREI”) to the Transaction, which shall be obtained by Seller prior to the Closing Date), the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Seller pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which such Seller is bound or under which such Seller’s properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to any Seller.

6.6 Each Seller represents that such Seller is not a Prohibited Person.

6.7 Subject to the MSREI Consent and that certain Agreement Regarding Beneficial Interests, dated as of February 26, 2010, by and between the Sellers and MSREI (the “MSREI Agreement”), Seller is the sole legal and beneficial owner of the MS Interest. Except with regard to the Pledge, the MS Interest is free and clear of all Liens encumbering the MS Interest. The MS Interest is validly issued. There is no restriction or limitation in Seller’s organizational documents on Seller’s right to sell the MS Interest as contemplated by this Agreement. At Closing, Seller will assign to Purchaser the MS Interest, subject to the Pledge, but free and clear of all other Liens.

6.8 Except for this Agreement, the Operating Agreement and the MSREI Agreement, there are no commitments, agreements or obligations, including, without limitation, rights of first refusal or rights of first offer, by any Seller to issue, sell, or transfer all or any portion of the MS Interest, and no Seller has assigned, transferred, pledged, or otherwise disposed of, or agreed to assign, transfer, pledge, or otherwise dispose of, all or any portion of the MS Interest. No person or entity has any voting or management rights with respect to the MS Interest except for Seller.

6.9 Seller has made no Priority Additional Capital Contributions, as such term is defined in the Operating Agreement, which have not been repaid pursuant to the terms of the Operating Agreement.

6.10 Except with regard to the Pledge, Seller has not consented to or been requested to consent to any encumbering of, or placement of any Lien on the MS Interest.

7. Covenants.

7.1 The parties acknowledge that, pursuant to the Loan Documents, the Company is required to maintain Six Million Dollars ($6,000,000) of working capital in liquidity reserves (“Restricted Cash”). As of the Closing Date, all available cash in excess of the Restricted Cash shall be retained by the Company and Seller shall have no interest therein. At Closing, and in addition to the Purchase Price, an amount equal to Three Million Dollars ($3,000,000) shall be paid by Purchaser to Seller, representing 50% of the Restricted Cash.

7.2 Seller shall not enter into any commitments, agreements, or obligations to issue, sell, or transfer all or any portion of the MS Interest, and Seller shall not assign, transfer, pledge, or otherwise dispose of, or agree to or negotiate with any person or entity to assign, transfer, pledge, or otherwise dispose of, all or any portion of the MS Interest. Seller shall not grant any other person or entity any voting or management rights with respect to the MS Interest.

7.3 As soon as practical following the Effective Date, Purchaser shall seek to obtain the conditional delivery of the Certificates to Seller and the required consent of Lender and BofA and shall apply for, and diligently pursue (and/or shall cause Manager and/or the Facility Owners to apply for and diligently pursue), issuance of the Licenses or any necessary approvals from the Governmental Entities with respect to the Licenses, to the extent required in connection with the Transaction.

7.4 Prior to the Closing Date, the Facilities shall be operated by the Facility Owners and/or Manager in the ordinary course of business consistent with past practices, including, without limitation, expenditures made in connection with capital improvements in accordance with the Operating Agreement and Management Agreements.

7.5 Seller hereby consents to and acknowledges that Purchaser, at its sole cost, shall have the right to enter into discussions and negotiations with Lender related to obtaining the required Lender consent and a potential Loan Modification, and in connection therewith Purchaser shall have the right to deliver information regarding the Company and the Facilities reasonably requested by Lender or otherwise required to be delivered pursuant to the terms of the Loan Documents without further consent of Seller.

7.6 Prior to the Closing Date, Purchaser may initiate discussions and negotiations with Lender in furtherance of obtaining a potential Loan Modification; provided, however, (i) Purchaser shall keep Seller apprised of such discussions and negotiations, (ii) Purchaser shall not execute the Loan Modification (or otherwise cause such Loan Modification to be in effect) prior to the Closing Date without the prior written consent of Seller, which consent Seller may withhold in its sole discretion and (iii) a Loan Modification shall not be a condition to Closing.

7.7 Purchaser shall use commercially reasonable efforts to cause all conditions in Section 10.2.5 and 10.2.6 to be satisfied prior to Closing.

7.8 Until the Closing Date, members of the Company (including Seller) shall continue to be entitled to receive distributions from the Company of available cash in accordance with the Operating Agreement. All provisions of the Operating Agreement allocating profits, losses, gains, deductions and credits for tax purposes to the members of the Company (including Seller) shall remain in effect through 11:59 p.m. on the Closing Date.

7.9 The parties hereto agree that from the Effective Date until the Closing Date, there shall be no capital calls or requests for capital contributions without the unanimous consent of the members of the Company.

7.10 The parties hereto agree that at any time after the Closing, Seller and/or its affiliates, independently or with others, shall have the right to purchase the Loan (or interests therein) from Lender or its successors and assigns; provided, however, that Seller and/or its affiliates shall not engage or participate in any discussions or negotiations with Lender concerning the Loan, the purchase of the Loan, the Loan Modification, or any other matter relating to the Company or the Facilities prior to the Closing.

8. Indemnity.

8.1 Each Seller hereby agrees to indemnify and hold Purchaser harmless from and against any claims of third parties against or incurred by Purchaser, and demands, damages, liabilities, losses, costs and/or expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred or suffered by Purchaser or Purchaser Assignee or to which Purchaser or Purchaser Assignee is subjected in connection therewith that arise out of (i) the breach or inaccuracy of Seller’s representations and warranties set forth in Section 6 or (ii) failure of Seller to comply with the covenants set forth in Section 7 of the Agreement or the breach or inaccuracy of any representation or warranties set forth in Seller’s Documents (collectively, “Losses”). Notwithstanding the foregoing or anything to the contrary in this Agreement or any documents or instruments executed pursuant hereto, the maximum aggregate amount of indemnifiable Losses which may be recovered from Seller shall be an aggregate amount not to exceed Forty-Two Million Dollars ($42,000,000).

8.2 Purchaser hereby agrees to indemnify and hold Seller harmless from and against any claims of third parties against or incurred by Seller, and demands, damages, liabilities, losses, costs and/or expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred or suffered by Seller or to which Seller is subjected in connection therewith that arise out of (i) the breach or inaccuracy of Purchaser’s representations and warranties set forth in Section 5 or the breach or inaccuracy of any representation or warranties set forth in Purchaser’s Documents, (ii) failure of Purchaser to comply with the covenants set forth in Section 7 of the Agreement, (iii) ownership of the MS Interest related solely to the period after the Closing Date, or (iv) the Purchaser’s liabilities for taxes, including any Transfer Taxes, attributable to the Purchaser’s purchase of the MS Interest.

8.3 The indemnifications provided for hereunder shall apply only from and after Closing and shall survive Closing indefinitely. No action or inaction on the part of any indemnitee or any affiliate or agent thereof, including, without limitation, any failure of such indemnitee to timely forward notice of an actual or potential claim that could be the subject of the indemnification set forth herein (but other than settling any such claim without the prior consent of the indemnitor), shall operate to waive or limit any indemnitor’s liability hereunder, or release such indemnitor from any liability hereunder unless and to the extent such action or inaction shall have prejudiced such indemnitor’s rights with respect to such claim or the ability of the indemnitor to defend or indemnify against such claim.

8.4 If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such indemnitee against pursuant to the terms of this Agreement, then, upon demand by the indemnitee, the indemnitor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnitee’s name, if necessary, by such attorneys as the indemnitee shall approve, which approval shall not be unreasonably withheld. Indemnitor shall not settle any such claim, action or proceeding without the consent of indemnitee (which approval shall not be unreasonably withheld), unless such settlement includes a complete release of indemnitee from all liability in connection therewith.

9. Casualty; Condemnation.

9.1 In the event that all or any portion of a Facility is damaged or destroyed by fire or other casualty prior to Closing, Purchaser and Seller shall proceed to Closing without any extension thereof and with no reduction in the Purchase Price, in which event all insurance proceeds attributable to such damage or destruction shall be retained by the Facility Owner at Closing and the amount of any deductible with respect to such damage or destruction shall be paid by the Facility Owner or Purchaser. Seller shall not have any obligation, direct or indirect, to fund any insurance deductible.

9.2 In the event there is any permanent or temporary actual or threatened taking or condemnation of all or any portion of any Facility, Purchaser and Seller shall proceed to Closing without any extension thereof and with no reduction in the Purchase Price, in which event any and all proceeds of such taking or condemnation shall be delivered or assigned to the Facility Owner at Closing.

10. Conditions to Closing.

10.1 Seller’s obligation to sell the MS Interest is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, as applicable), any or all of which may be waived by Seller:

10.1.1 This Agreement shall be in full force and effect and there shall not then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof;

10.1.2 Purchaser shall have paid to Seller the Purchase Price as directed by the Wiring Instruction Letter and shall have complied, in all material respects, with its obligations under Article 4;

10.1.3 All required consents by Lender and of BofA to the Transactions contemplated hereby, including, without limitation, the transfer of the MS Interest to Purchaser and delivery by Lender of the Certificates, shall have been obtained or completed;

10.1.4 All of Purchaser’s representations in Article 5 shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date;

10.1.5 Purchaser shall not be in default in any material respect under any covenant or agreement of Purchaser contained in this Agreement;

10.1.6 Purchaser shall pay, on the Closing Date, all Transfer Taxes due and owing as of the Closing Date pursuant to Section 12.1; and

10.1.7 All other conditions set forth in this Agreement to Seller’s obligation to close shall have been satisfied.

10.2 Purchaser’s obligation to purchase the MS Interest and otherwise consummate Closing hereunder, is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, if applicable), any or all of which may be waived by Purchaser:

10.2.1 This Agreement shall be in full force and effect and there shall not then exist any event which would allow Purchaser to terminate this Agreement pursuant to the express terms hereof;

10.2.2 Seller shall have complied, in all material respects, with its obligations under Article 3;

10.2.3 All of Seller’s representations in this Agreement shall be true and correct in all material respects on and as of the Closing Date;

10.2.4 Seller shall not be in default in any material respect under any covenant or agreement of Seller contained in this Agreement;

10.2.5 All required consents and the granting of associated releases by Lender and BofA to the transactions contemplated hereby shall have been obtained pursuant to documentation reasonably acceptable to Purchaser in both form and substance, and all conditions to the granting of such consents shall have been satisfied (for the avoidance of doubt, a Loan Modification shall not be a condition to Closing);

10.2.6 The Licenses shall have been issued and shall be in full force and effect, or customary bridging arrangements have been entered with respect to the preservation of the existing Licenses until the new Licenses or approvals are obtained, it being understood that this condition shall be deemed satisfied if any License has been issued, but such license is subject to revocation, cancellation, suspension or non-renewal in the event that post-licensure requirements that have not been satisfied as of Closing are not completed subsequent to Closing; and

10.2.7 All other conditions set forth in this Agreement to Purchaser’s obligation to close shall have been satisfied.

11. Defaults and Remedies.

11.1 In the event Seller should default hereunder in any material respect (or breach any of its representations under this Agreement in any material respect), and such default or breach is not cured or remedied within three (3) days after receipt of notice thereof given by Purchaser to Seller (but in any event prior to the Closing Date), Purchaser, if Purchaser is then ready, willing and able to consummate Closing, may (i) terminate this Agreement, (ii) treat this Agreement as being in full force and effect and pursue the remedy of specific performance of the Transaction pursuant to the terms hereof against Seller, or (iii) otherwise pursue any other rights and remedies available to Purchaser and/or Purchaser Assignee at law, in equity or otherwise.

11.2 In the event Purchaser should default hereunder in any material respect (or breach any of its representations under this Agreement in any material respect), and such default or breach is not cured or remedied prior to the Closing Date, Seller, if Seller is then ready, willing and able to consummate Closing, may (i) terminate this Agreement, (ii) treat this Agreement as being in full force and effect and pursue the remedy of specific performance of the Transaction pursuant to the terms hereof against Purchaser, or (iii) otherwise pursue any other rights and remedies available to Seller at law, in equity or otherwise.

11.3 If any of the conditions set forth in Section 10 shall not have been satisfied (or waived by the appropriate party) prior to the Closing, the party for whose benefit such condition runs may, at anytime thereafter, terminate this Agreement by written notice to the other; provided, however, that the right to terminate this Agreement pursuant to this Section 11.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of the failure of the condition to be satisfied prior to the Closing.

12. Costs and Expenses.

12.1 Purchaser shall be responsible for and shall pay 100% of all Transfer Taxes required to be paid in connection with the Transaction. Purchaser shall be required to pay such Transfer Taxes regardless of whether assessed at or after the Closing. Upon Purchaser’s reasonable request, Seller shall cooperate with Purchaser (at Purchaser’s cost) in filing any necessary documentation and tax returns with respect to such Transfer Taxes. In addition, Purchaser shall be solely responsible for any Transfer Taxes required to be paid in connection with or as a result of any transfer or other transaction occurring after the Closing Date. Purchaser shall be solely responsible for all fees, costs and expenses incurred in connection with or arising from obtaining the consents of Lender and BofA to the Transaction, and for any Loan Modification or negotiations thereof. Except as set forth in this Section 12.1, all costs and expenses incident to this Agreement, the Transaction and the Closing shall be paid by the party incurring same, including, without limitation, its own attorneys’ fees. The provisions of this Section 12.1 shall survive the Closing or termination of this Agreement.

12.2 The parties hereto agree that certain side letter dated June 14, 2007, from MS Senior Living, L.L.C. to Purchaser and Manager regarding the “Payments Related to Expedited Delivery of Reports and Tax Returns” (the “Side Letter”) shall terminate on the Closing Date without any further notice or documentation, notwithstanding the ninety (90) day advanced written notice of termination required in the Side Letter. The Reporting and Accounting Fee (as defined in the Side Letter) shall be prorated on a daily basis through the Closing Date and thereafter shall be of no further force and effect. The provisions of this Section 12.2 shall survive the Closing or termination of this Agreement.

13. Brokers and Advisors.

13.1 Each of Seller and Purchaser represents and warrants for itself that it has not dealt with any broker, finder or advisor in connection with this Agreement and the Transaction contemplated hereby. Each party hereto agrees to indemnify and hold the other parties hereto free and harmless from all losses, damages, costs and expenses (including attorneys’ fees) that the other parties may suffer as a result of claims made or suits brought by any broker, finder or advisor who shall claim to have introduced the indemnifying party to this Transaction or who shall claim to have dealt with or had discussions with the indemnifying party with respect to this Transaction. The provisions of this Section 13 shall survive the Closing hereunder or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

14. Notices.

14.1 Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable national overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth below, or to such address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

If to Seller:

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, NY 10036

Attention: Andrew S. Bauman

Telecopy: (212) 507-4861

And

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, NY 10036

Attention: Jennifer Ladman

Telecopy: (646) 225-5339

with a copy to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: David J. Lowery, Esq.

Telecopy: (214) 969-5100

If to Purchaser or Manager:

c/o Sunrise Senior Living, Inc.

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

Attention: General Counsel

Telecopy: (703) 744-1628

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Eugene A. Pinover, Esq.

Telecopy: (212) 728-9750

Notices may be delivered by counsel to either Seller or Purchaser, as applicable.

15. Further Assurances.

15.1 Each of the parties hereby agrees to execute, acknowledge (if necessary) and deliver such other documents or instruments as the other may reasonably require from time to time to carry out the intents and purposes of this Agreement. This provision shall survive the Closing.

16. Successors and Assigns.

16.1 This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective legal representatives, designees, successors and assigns. Purchaser may assign this Agreement and/or direct Seller to convey all or a portion of the MS Interest to one or more affiliates or third parties (collectively, “Purchaser Assignee”) provided (a) Purchaser shall be released from and Purchaser Assignee shall assume all obligations for the performance of all covenants, agreements and indemnities and the satisfaction of all conditions required of Purchaser under this Agreement and all documents and instruments executed pursuant hereto; (b) all references in this Agreement to “Purchaser” shall mean Purchaser Assignee provided that Seller shall tender performance hereunder to such Purchaser Assignee; (c) all representations and warranties hereunder shall be deemed to be made and apply to Purchaser Assignee (with such modifications as may need to be made to the extent the structure of Purchaser Assignee is different than that of Purchaser), and (d) Purchaser gives Seller at least 10 business days’ prior notice of such assignment together with such information regarding Purchaser Assignee as Seller may require in order to complete its background review of Purchaser Assignee under the Patriot Act (H.R. 3162), anti-money laundering, “know your client” and/or other similar federal or state regulations, and Seller has confirmed in writing that Purchaser Assignee complies with the foregoing requirements. In the event this Agreement is assigned in accordance with this Section, the Purchaser need not deliver any of the organizational documents called for under Section 5 at Closing; rather, such corresponding documents will be delivered with respect to the Purchaser Assignee.

17. Tax Matters and Financial Reports.

17.1 All U.S. federal, state, and local tax returns and other filings to be prepared by Purchaser (or the Administrative Managing Member, as defined in the Operating Agreement) on behalf of the Company and its subsidiaries that cover periods of Sellers’ ownership of the MS Interest will be timely prepared in accordance with applicable laws, consistent with the provisions of the Operating Agreement and any Management Agreement, and consistent with the manner in which such tax returns have been prepared for prior periods, and consistent with elections previously made by the Company and its subsidiaries prior to the Effective Date. Before filing any of those tax returns or other similar filings with a taxing authority that covers any period of Sellers’ ownership of the MS Interest, Purchaser will deliver a draft of the return or other filing to Seller no later than 30 days before the filing deadline (including extensions), for Sellers’ reasonable approval prior to filing. Purchaser further agrees to provide Seller with any information reasonably requested by Seller to enable Seller to comply with their U.S. federal, state, and local tax return and filing requirements.

17.2 With respect to any period the Seller has owned the MS Interest (and thereafter with regard to those periods), the provisions of Section 6.05 of the Operating Agreement shall continue to apply as if Seller remained a member of the Company, and MS shall continue as the tax matters partner as provided in Section 6.06 of the Operating Agreement through the Closing Date and thereafter (after the Closing Date) shall have the right to approve all matters that would have been within its power and authority as the tax matters partner with regard to any of those periods.

17.3 The parties hereto shall adopt the “interim closing of the books” method as described in applicable United States Treasury Regulations under Section 706 of the United States Internal Revenue Code of 1986, as amended, for both financial reporting and U.S. federal income tax purposes and such comparable allowable method for state, local and non-U.S. tax purposes.

17.4 The Parties hereto agree that Seller shall not be a partner in the Company for federal income tax purposes, or other state and local purposes, on and after the Closing Date.

17.5 All financial, accounting and property reporting obligations set forth in the Operating Agreement or any Management Agreement shall continue to apply with regard to all periods during which Seller owned the MS Interest, including with regard to the calendar year 2010, the fiscal quarter ending March 31, 2011, monthly periods through the Closing Date and any interim or short period from the most recent annual, quarterly or monthly period through the Closing Date, and Seller shall continue after the Closing Date to have all rights of access to and/or audit of the books and records of the Company (and its subsidiaries) with regard thereto, otherwise in accordance with the Operating Agreement or any Management Agreement. The provisions of Section 17 shall survive the Closing or termination of this Agreement.

18. Gender and Number.

18.1 Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

19. Applicable Law.

19.1 THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SUBJECT TO THE PROVISIONS OF SECTION 20, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES THAT THE PROVISIONS OF THIS SECTION 19 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

20. Intentionally Omitted.

21. Construction.

21.1 The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

22. Miscellaneous.

22.1 Subject to Article 16 hereof, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of the parties hereto only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or documents to be executed and delivered at Closing.

22.2 This Agreement and the instruments referred to herein may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

22.3 This Agreement shall not be binding or effective until Purchaser and Seller have executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement.

22.4 No party hereto shall record this Agreement or any memorandum hereof.

22.5 If any provision of this Agreement shall be held to be illegal, unenforceable or inapplicable in any respect, each such holding shall not affect the enforceability of any other provision of this Agreement or the enforcement of this Agreement under any other circumstances.

22.6 The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify or alter the meaning, scope or intent of any provision of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the paragraph, Section or other subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, and the masculine shall include the feminine and the neuter, and visa versa, unless the context otherwise requires. References to “Sections” are to Sections of this Agreement, unless otherwise specifically provided.

22.7 Except as otherwise expressly provided, no delay or omission by any party hereto to exercise any right or power occurring upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition or agreement herein contained.

22.8 In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in New York City shall be deemed to refer to the next business day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in New York City (“Business Day”).

22.9 The obligations, covenants, agreements and liabilities of the Sellers in this Agreement and the other Seller’s Documents shall be joint and several, including, without limitation, the indemnities provided in Section 8 herein.

22.10 Each party agrees that the information contained herein, and any information exchanged between the parties in connection with the proposed transactions described herein (including the terms of the Agreement), is strictly confidential. Neither party shall disclose the existence of, nor any of the terms contained in, this Agreement, nor the substance of any other discussions between the parties (including any press release or other manner of publicizing the same), to any other person or entity, without the consent of the other, except to the extent required by any applicable securities or other laws (provided if any such disclosure is proposed to be made, the parties will mutually agree on the text of the disclosure before it is made); provided, however, that each party may share any and all information it deems pertinent with regulators, lenders, prospective lenders, investors, prospective investors, counsel, consultants, accountants and advisors but shall require that such persons and entities shall keep such information confidential and shall be responsible for any breach of such confidentiality by such persons or entities. This Section shall not inhibit any disclosure to any governmental authority, whether domestic or foreign, to assure compliance with any applicable Laws.

22.11 All exhibits and schedules attached to this Agreement shall be hereby incorporated herein.

23. Defined Terms.

As used herein, the following terms shall have the meanings indicated:

“Agreement” shall have the meaning set forth in the Preamble.

“BofA” shall mean Bank of America, N.A., a national banking association, in its capacity as Administrative Agent and Swingline Lender and L/C Issuer, and each of its successors and assigns under that certain Credit Agreement dated December 2, 2005, by and among Bank of America, N.A., each of the lenders a party thereto, Sunrise Senior Living, Inc. and certain of its subsidiaries as borrowers thereunder and each of the guarantors thereunder, as the same has been amended from time to time.

“Business Day” shall have the meaning set forth in Section 22.8.

“Certificates” shall have the meaning set forth in the Recitals.

“Closing” shall have the meaning set forth in Section 1.1.

“Closing Date” shall have the meaning set forth in Section 1.1.

“Company” shall have the meaning set forth in the Recitals.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001).

“Facilities” shall have the meaning set forth in the Recitals.

“Facility Owners” shall have the meaning set forth in the Recitals.

“Governmental Entity” shall mean any governmental authority, agency, commission, board or public authority.

“Healthcare Permits” shall mean all licenses, permits, certifications or approvals issued by Governmental Entities necessary for Facility Owners and Manager to provide healthcare and other assisted living services to residents of the Facilities as are provided or offered by Facility Owners or Manager as of the Effective Date.

“Lender” shall mean HSH Nordbank AG, acting through its New York Branch, as Administrative Agent.

“Licenses” shall mean all certificates, licenses, and permits issued by Governmental Entities in connection with the ownership, leasing, use, occupancy, operation, and maintenance of the Facilities, including the Healthcare Permits.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, voting trust agreement, community property interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean that certain financing in an amount of up to $370,500,000 issued by Lender on June 14, 2007 in connection with recapitalization of the Company.

“Loan Documents” shall mean collectively, the promissory notes, mortgages, indemnities, loan agreements, guaranties, pledges, security agreements, assignments of management agreements and any other documents, instruments and agreements executed in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Modification” shall mean the execution and delivery of definitive Loan modification documents with Lender, modifying the Loan Documents on terms satisfactory to Purchaser in its sole discretion.

“Losses” shall have the meaning set forth in Section 8.1.

“Management Agreements” shall mean those certain management agreements and other related agreements for the operation and management of each Facility by and between each Facility Owner, the Company and Manager, as applicable.

“Manager” shall have the meaning set forth in the Preamble.

“MS Interest” shall have the meaning set forth in Section 1.

“MSREI” shall have the meaning set forth in Section 6.5.

“MSREI Agreement” shall have the meaning set forth in Section 6.7.

“MSREI Consent” shall have the meaning set forth in Section 6.5.

“Operating Agreement” shall have the meaning set forth in the Recitals.

“Pledge” shall have the meaning set forth in the Recitals.

“Prohibited Person” shall mean any of the following. (a) a person or entity that is listed in the Annex to, or otherwise subject to the provisions of the Executive Order; (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” or persons or entities with whom a citizen of the United States is restricted from doing business with by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States including those listed on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (d) a person or entity that is affiliated with any person or entity identified in clause (a), (b) and/or (c) above.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Purchaser” shall have the meaning set forth in the Preamble.

“Purchaser Assignee” shall have the meaning set forth in Section 16.1.

“Purchaser’s Documents” shall have the meaning set forth in Section 5.1.

“Restricted Cash” shall have the meaning set forth in Section 7.1.

“Seller” shall have the meaning set forth in the Preamble.

“Seller’s Documents” shall have the meaning set forth in Section 6.1.

“Side Letter” shall have the meaning set forth in Section 12.2.

“Transfer Taxes” shall mean all sales (including bulk sales), use, transfer (including real property transfers or gains, controlling interest transfers and beneficial interest transfers), filing, recording, ad valorem, privilege, documentary gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar taxes or fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties incurred, but not including any income, franchise or similar taxes (or withholding taxes with respect thereto).

“Transaction” shall have the meaning set forth in Section 2.1.

“Wiring Instruction Letter” shall have the meaning set forth in Section 2.3.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Andrew S. Bauman
	Name:	Andrew S. Bauman
	Title:	Vice President

MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

	By:	/s/ Andrew S. Bauman
	Name:	Andrew S. Bauman
	Title:	Vice President

[Signatures continue on following page]

MSREF VII GLOBAL-T HOLDING II, L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP, L.P., an Alberta limited partnership, its general partner

	By:	MSREF VII Global, L.P., an Alberta limited partnership, its general partner

		By:	MSREF VII, Inc., a Delaware corporation, its general partner

			By:	/s/ Andrew S. Bauman
			Name:	Andrew S. Bauman
			Title:	Vice President

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

	By:	/s/ Andrew S. Bauman
	Name:	Andrew S. Bauman
	Title:	Vice President

PURCHASER:

SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation

By:	/s/ Edward Burnett
Name:	Edward Burnett
Title:	Vice President

The undersigned joins in the execution of this Agreement for the limited purposes of agreeing to and acknowledging (i) the termination of the Side Letter at Closing in accordance with Section 12.2 and (ii) the obligations in Section 17 which shall survive the Closing of this Agreement:

SUNRISE SENIOR LIVING MANAGEMENT INC., a Virginia corporation

By:	/s/ Edward Burnett
Name:	Edward Burnett
Title:	Vice President

EXHIBIT A

FACILITIES AND FACILITY OWNERS

FACILITIES	FACILITY OWNERS
Bonita, CA	AL U.S./Bonita Senior Housing, L.P.

Boulder, CO	Boulder Assisted Living, LLC

Grosse Pointe II, MI	AL U.S./GP Woods II Beach Senior Housing, LLC

Grosse Pointe Woods, MI	G.P. Woods Assisted Living, LLC

Huntington Beach, CA	AL U.S./Huntington Beach Senior Housing, L.P.

La Jolla, CA	AL U.S./LaJolla Senior Housing, L.P.

La Palma, CA	AL U.S./LaPalma Senior Housing, L.P.

Newtown Square, PA	Newton Square Assisted Living, L.L.C.

Playa Vista, CA	AL U.S./Playa Vista Senior Housing, L.P.

Sacramento, CA	AL U.S./Sacramento Senior Housing, L.P.

San Marino, CA	AL U.S./San Gabriel Senior Housing, L.P.

Seal Beach, CA	AL U.S./Seal Beach Senior Housing, L.P.

Studio City, CA	AL U.S./Studio City Senior Housing, L.P.

Wilmington, DE	Wilmington Assisted Living, L.L.C.

Woodland Hills, CA	AL U.S./Woodland Hills Senior Housing, L.P.

1

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT OF MS INTEREST

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OF MS INTEREST (this “Assignment”) is made and entered into as of                  , 2011, by and between MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P., a Delaware limited partnership, MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P., a Delaware limited partnership, MSREF VII GLOBAL-T HOLDING II, L.P., a Delaware limited partnership, and MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P., a Delaware limited partnership (collectively “Assignor”), and [SUNRISE SENIOR LIVING INVESTMENTS, INC.],1 a Virginia corporation (“Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor owns an eighty percent (80%) membership interest (together with all economic, voting and other rights and interests appurtenant thereto, the “MS Interest”) in AL US DEVELOPMENT VENTURE, LLC, a Delaware limited liability company (the “Company”), such MS Interest being evidenced by Certificates No. 7, 8, 9 and 10 (the “Certificates”);

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated April 19, 2011 (as the same may be amended, modified and/or supplemented from time to time, the “Purchase Agreement”) between Assignor and Assignee’s [predecessor in interest], and certain other parties, Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell, transfer and convey to Assignee, in consideration for the payment of the Purchase Price (as defined in the Purchase Agreement), all right, title and interest in and to the MS Interest, whereupon following such sale, transfer and conveyance Assignor will retain no interest in the Company; and

WHEREAS, the parties desire to enter into this Assignment solely for the purpose of evidencing the sale, transfer and conveyance of the MS Interest from Assignor to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Assignment shall have the meaning given to such terms in the Purchase Agreement.

2. Assignment. Assignor unconditionally and irrevocably transfers and assigns to Assignee all of Assignor’s right, title and interest in and to the MS Interest and simultaneously herewith delivers the Certificates duly endorsed by Assignor to and for the benefit of Assignee, in each case, subject to the Pledge.

[1]	To be inserted by Sunrise at Closing.

1

3. Acceptance. Assignee hereby accepts the MS Interest subject to the Pledge and hereby assumes and agrees to be bound, from and after the date hereof, by all of the liabilities, obligations, terms and conditions of the Amended and Restated Limited Liability Company Agreement for the Company dated as of June 14, 2007, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated as of August 15, 2008, and that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated as of October 28, 2008.

4. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, successors and assigns.

5. Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts (whether original, facsimile, portable document format or otherwise), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6. Governing Law. This Assignment shall be governed by, construed in accordance with and enforced under the laws of the State of New York, without regard to its principles of conflicts of law.

7. Conflicts. The parties agree that the sole purpose of this Assignment is to evidence the sale, transfer and conveyance of the MS Interest from Assignor to Assignee as provided in the Purchase Agreement. This Assignment does not, and shall not be interpreted or otherwise construed, to alter, increase or diminish in any respects the parties’ rights, obligations and liabilities set forth in the Purchase Agreement. In the event of any conflict between the terms and conditions of this Assignment and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ASSIGNOR:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

[Signatures continue on following page]

3

MSREF VII GLOBAL-T HOLDING II, L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP, L.P.,
an Alberta limited partnership,
its general partner

	By:	MSREF VII Global, L.P.,
an Alberta limited partnership,
its general partner

		By:	MSREF VII, Inc.,
a Delaware corporation,
its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

4

ASSIGNEE:

[SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation]

By:
Name:
Title:

5

JOINDER AND CONSENT BY

MORGAN STANLEY REAL ESTATE INVESTORS VII GLOBAL (U.S.), L.P

The undersigned, Morgan Stanley Real Estate Investors VII Global (U.S.), L.P, a Delaware limited partnership (“MSREI”), owner of a beneficial interest in the MS Interest described in the Assignment and Assumption Agreement to which this Joinder is attached (the “Assignment”; capitalized terms used but not defined herein shall have the meaning set forth in the Assignment), hereby consents to the Transaction and the execution and delivery by the Sellers of the Assignment, and represents and warrants to Assignee the following:

1.	MSREI has a beneficial interest in the MS Interest (the “Beneficial Interest”) pursuant to that certain Agreement Regarding Beneficial Interests dated as of February 26, 2010 by and among Assignor and MSREI (the “Beneficial Interests Agreement”).

2.	MSREI is the sole legal and beneficial owner of the Beneficial Interest; except with regard to the Pledge such Beneficial Interest is free and clear of all Liens; MSREI has not assigned, transferred, pledged, or otherwise disposed of, or agreed to assign, transfer, pledge, or otherwise dispose of, all or any portion of the Beneficial Interest; and upon the closing of the Transaction and execution and delivery of the Assignment and Assumption Agreement, MSREI acknowledges and agrees that it shall have no further right, title or interest in the MS Interest or the Company.

MORGAN STANLEY REAL ESTATE INVESTORS VII GLOBAL (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

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EXHIBIT C

FORM OF MUTUAL RELEASE

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MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT (this “Agreement”), is made as of the [    ] day of             , 2011 (this “Effective Date”), by and among MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P., a Delaware limited partnership, MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P., a Delaware limited partnership, MSREF VII GLOBAL-T HOLDING II, L.P., a Delaware limited partnership, and MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P., a Delaware limited partnership (collectively, “Seller”), each having an office at c/o Morgan Stanley, 1585 Broadway, 37th Floor, New York, New York 10036, and SUNRISE SENIOR LIVING INVESTMENTS, INC. (“Purchaser”), a Virginia corporation, having an office at 7900 Westpark Drive, Suite T-900, McLean, Virginia 22101, SUNRISE SENIOR LIVING, INC. (“Guarantor”), a Delaware corporation, having an office at 7900 Westpark Drive, Suite T-900, McLean, Virginia 22101, SUNRISE SENIOR LIVING MANAGEMENT, INC. (“Manager”), a Virginia corporation, having an office at 7900 Westpark Drive, Suite T-900, McLean, Virginia 22101, and AL US DEVELOPMENT VENTURE, LLC, a Delaware limited liability company (the “Company”). Purchaser, Guarantor, Manager, the Company and the Subsidiaries (as defined below) are herein sometimes referred to collectively as the “Purchaser Parties”. Capitalized terms not defined herein shall have the meanings assigned to them in that certain Purchase and Sale Agreement, dated effective as of April __, 2011, by and among certain of the parties to this Agreement (the “Purchase Agreement”).

W I T N E S S E T H :

WHEREAS, Seller and Purchaser are parties to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 14, 2007, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated as of August 15, 2008, and that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated as of October 28, 2008 (collectively, the “Operating Agreement”);

WHEREAS, pursuant the Purchase Agreement and that certain Assignment and Assumption Agreement of MS Interest dated as of the date of this Agreement, Seller has agreed to and has sold its eighty percent (80%) membership interest in the Company to Purchaser; and

WHEREAS, the Purchase Agreement requires the unconditional mutual release of the parties to this Agreement, as set forth in Sections 3.1.7 and 4.1.3 thereof.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, Seller and the Purchaser Parties do hereby agree as follows:

1. Release by Seller.

1.1 Each Seller, for and on behalf of itself and those claiming by, through or under it (collectively, the “Seller Releasors”), does hereby unconditionally and fully release and forever discharge the Purchaser Parties and their respective affiliates, subsidiaries, parents, direct or indirect owners, managers, officers, appointees to the executive committee of the Company, shareholders, directors, employees, agents and representatives, past, present and future, and their respective heirs, successors and assigns (collectively, the “Purchaser Released Parties”) from any and all past, present and future claims, cross claims, counterclaims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action, of any and every nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or matured, accrued or unaccrued, concealed, hidden, latent or patent, direct or indirect, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction (including, without limitation, to the extent arising under any law, rule, regulation or common-law doctrine of the State of New York or any other federal or state jurisdiction) and whether or not the economic effects of such alleged matters arise or are discovered in the future (all of the foregoing are herein collectively referred to as the “Seller Claims”), that each of the Seller Releasors has, had, or may have (or claim to have) against any of the Purchaser Released Parties, singly or in any combination, on account of, arising out of, or resulting from or in any manner incidental or related to or with respect to (a) the Company and any Subsidiaries, the Facilities, management of the Facilities, and/or pursuant to the Operating Agreement or any other document, instrument or agreement between or among any one or more of the Seller Released Parties (as defined below) and the Purchaser Released Parties, and related to the foregoing, (b) any act or omission by Purchaser in its capacity as a member or managing member of the Company, (c) any act or omission of any of the Purchaser’s appointees to the executive committee of the Company and officers appointed by Purchaser in connection with the Company, and (d) any obligation or duty under the Delaware Limited Liability Company Act (the “Act”) related to the Company, in each case that arose or accrued during, or otherwise relate to, the period ending at the Closing. The foregoing release is intended to be, and is, a full and complete unconditional release in favor of the Purchaser Released Parties with respect to all the Seller Claims (as described above), including, specifically, without limitation, any claims based upon allegations of negligence, gross negligence, breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, tortious interference or any other theory, cause of action, occurrence, matter or thing which might result in liability upon the Purchaser Released Parties arising or occurring on or before the date hereof.

2. Release by Purchaser Parties.

2.1 Each of the Purchaser Parties, including the Company, for itself and on behalf of each direct and indirect subsidiary of the Company (the “Subsidiaries”), for and on behalf of itself and those claiming by, through or under it (collectively, the “Purchaser Releasors”), does hereby unconditionally and fully release and forever discharge the Seller and their respective affiliates, subsidiaries, parents, direct or indirect owners, managers, officers,

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appointees to the executive committee of the Company, shareholders, directors, employees, agents and representatives, past, present, and future, and their respective heirs, successors and assigns (collectively, the “Seller Released Parties”) from any and all past, present and future claims, cross claims, counterclaims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action, of any and every nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or matured, accrued or unaccrued, concealed, hidden, latent or patent, direct or indirect, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction (including, without limitation, to the extent arising under any law, rule, regulation or common-law doctrine of the State of New York or any other federal or state jurisdiction), and whether or not the economic effects of such alleged matters arise or are discovered in the future (all of the foregoing are herein collectively referred to as the “Purchaser Claims”), that each of the Purchaser Releasors has, had, or may have (or claim to have) against any of the Seller Released Parties, singly or in any combination, on account of, arising out of, or resulting from or in any manner incidental or related to or with respect to (a) the Company and any Subsidiaries, the Facilities, management of the Facilities, and/or pursuant to the Operating Agreement or any other document, instrument or agreement between or among any one or more of the Seller Released Parties and the Purchaser Released Parties, and related to the foregoing, (b) any act or omissions of each Seller in its capacity as a member or managing member of the Company, (c) any act or omission of any appointee of Seller to the executive committee of the Company or as an officer in connection with the Company, and (d) any obligation or duty under the Act related to the Company, in each case that arose or accrued during, or otherwise relate to, the period ending at the Closing, including, without limitation, a full and unconditional release of the Seller Released Parties from any covenants or obligations to be performed after the Closing Date as a member of the Company. The foregoing release is intended to be, and is, a full and complete unconditional release in favor of the Seller Released Parties with respect to all the Purchaser Claims (as described above), including, specifically, without limitation, any claims based upon allegations of negligence, gross negligence, breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, tortious interference or any other theory, cause of action, occurrence, matter or thing which might result in liability upon the Seller Released Parties arising or occurring on or before the date hereof.

3. Exclusions.

3.1 Notwithstanding anything to the contrary in this Agreement, this Agreement and the foregoing releases shall not apply to and shall not constitute a release of any Seller Claims or Purchaser Claims arising from or related to a breach of the Purchase Agreement and the transactions contemplated thereby.

4. Successors and Assigns.

4.1 This Agreement shall be binding upon and inure to the benefit of Seller and the Purchaser Parties and their respective legal representatives, designees, successors and

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assigns. Each of the Seller Released Parties and the Purchaser Released Parties is an intended beneficiary of this Agreement and is and shall be expressly entitled to enforce this Agreement in so far as it operates in his, her or its favor, including by injunctive or other equitable relief or other means, as appropriate.

5. Gender and Number.

5.1 Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

6. Applicable Law.

6.1 THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK.

7. Construction.

7.1 The parties acknowledge that the parties and their counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

8. Representation of Counsel.

8.1 Each of the parties hereto hereby acknowledges and agrees that such party has read this Agreement, has consulted with independent legal counsel before executing this Agreement and has had such independent legal counsel explain the meaning and effect of this Agreement, and has relied upon its own judgment in executing this Agreement with full knowledge of the meaning and effect of this Agreement.

9. Severability.

9.1 In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect,

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then (x) to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, (y) in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar to such invalid, illegal or unenforceable provision as may be valid, legal and enforceable and (z) if the deletion or modification of the invalid, illegal or unenforceable provision as aforesaid shall disproportionately burden and/or benefit the Seller, on the one hand, or the Purchaser Parties, on the other hand, the parties hereto intend that this Agreement shall be further modified to mutually burden and/or benefit the Seller, on the one hand, and the Purchaser Parties, on the other hand.

10. Miscellaneous.

10.1 This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

10.2 This Agreement shall not be binding or effective until the Purchaser Parties and Seller have each executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement. This Agreement may be executed by facsimile or electronic signature, each of which when delivered shall be deemed an original.

10.3 Neither Seller nor any Purchaser Party shall record this Agreement or any memorandum hereof.

10.4 The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify or alter the meaning, scope or intent of any provision of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the paragraph, Section or other subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, and the masculine shall include the feminine and the neuter, and visa versa, unless the context otherwise requires. References to “Sections” are to Sections of this Agreement, unless otherwise specifically provided.

11. Specific Waivers with Respect to Any Unknown Claims in California.

11.1 Each of the Purchaser Parties and each Seller has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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11.2 To the extent applicable in this Agreement, each of the Purchaser Parties and each Seller understands that such Section 1542 gives it the right not to release existing claims of which it is presently unaware, unless it voluntarily chooses to waive this right. Having been so apprised, each of the Purchaser Parties and each Seller nevertheless hereby voluntarily elects to, and does, waive the rights described in such Section 1542, and elects to assume all risks for claims that now exist in its favor, known or unknown, from the subject of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P.
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company, its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P.
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

MSREF VII GLOBAL-T HOLDING II, L.P.
a Delaware limited partnership

By:	MSREF VII Global-GP, L.P, an Alberta limited partnership, its general partner

	By:	MSREF VII Global, L.P., an Alberta limited partnership, its general partner

		By:	MSREF VII, Inc., a Delaware corporation, its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P.
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

[Signatures continue on following page]

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PURCHASER PARTIES:

SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation

By:
Name:
Title:

SUNRISE SENIOR LIVING INC., a Delaware corporation

By:
Name:
Title:

SUNRISE SENIOR LIVING MANAGEMENT INC., a Virginia corporation

By:
Name:
Title:

AL US DEVELOPMENT VENTURE, LLC, a Delaware limited liability company, individually and on behalf of each of the Subsidiaries

By:	Sunrise Senior Living Investments, Inc., a Virginia corporation

By:

Name:
Title:

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EXHIBIT D

Election to Treat Modification of Debt as Occurring After

Transfer of Property Securing the Debt Pursuant to Treas.

Reg. § 1.1274-5(b)(2)(i)

Sellers:

Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P.

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, New York 10036 Federal

Tax Identification Number: 26-1947938

Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P.

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, New York 10036

Federal Tax Identification Number: 26-1947727

MSREF VII Global-T Holding II, L.P.

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, New York 10036

Federal Tax Identification Number: 26-2981483

Morgan Stanley Real Estate Fund VII Global-TE (U.S.), L.P.

c/o Morgan Stanley

1585 Broadway, 37th Floor

New York, New York 10036

Federal Tax Identification Number: 26-1947863

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Purchaser:

[Sunrise Senior Living Investments, Inc.]

[7900 Westpark Drive, Suite T-900]

[McLean, VA 22101]

Identification Number: [Fed. ID]

Pursuant to Reg. §1.1274-5(b)(2)(i), [Sunrise Senior Living Investments, Inc.] and Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P., Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P., MSREF VII Global-T Holding II, L.P., and Morgan Stanley Real Estate Fund VII Global-TE (U.S.), L.P. elect to treat any modification of indebtedness of the Company or any direct or indirect subsidiaries of the Company (including the Loan as defined in that certain Purchase and Sale Agreement to which this Election is attached (the “PSA”) as a separate transaction occurring after the full completion of the sale or exchange described below.

Description of Transaction:

The acquisition by [Sunrise Senior Living Investments, Inc.] of interests in AL US Development Venture, LLC from Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P., Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P., MSREF VII Global-T Holding II, L.P., and Morgan Stanley Real Estate Fund VII Global-TE (U.S.), L.P. pursuant to the PSA.

[Signatures on following page]

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[SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation]

By:
Name:
Title:

[Signatures continue on following page]

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MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-F (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII SPECIAL GLOBAL (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

[Signatures continue on following page]

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MSREF VII GLOBAL-T HOLDING II, L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP, L.P., an Alberta limited partnership, its general partner

	By:	MSREF VII Global, L.P., an Alberta limited partnership, its general partner

		By:	MSREF VII, Inc., a Delaware corporation, its general partner

By:
Name:
Title:

MORGAN STANLEY REAL ESTATE FUND VII GLOBAL-TE (U.S.), L.P.,
a Delaware limited partnership

By:	MSREF VII Global-GP (U.S.), L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

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